DEPOSITARY AGENT AGREEMENT


First Fidelity Bank, N.A.
765 Broad Street
4th Floor
Newark, NJ  07102

Attention:  Corporate Trust Administrator

Gentlemen:

     Pacific  International  Services  Corp.,  a  California   corporation  (the
"Company") is offering to exchange $5,250,000 in principal amount of its 10% Convertible Subordinated Debentures Due September 1, 2007 (the "Debentures", the
holder  of such  a  Debenture is  referred to  herein as  a "Debtholder").   The
Company will exchange for each $1.00 in face amount of tendered Debentures, (i) $0.50 in cash (the "Cash Payment"), (ii) .769505 shares of the Company's common stock $0.10 stated value (the "Common Stock"), and (iii) a pro rata share of new debentures (the "New Debentures") of the Company in an aggregate principal amount equal to $1,050,000 less the face amount of any Debentures not tendered and less the original principal amount, if any, of a new promissory note which may be issued to Dollar Systems, Inc., as part of the sale by the Company of substantially all of the assets and liabilities comprising the Company's vehicle rental division, each upon and subject to the terms and conditions set forth in the Offer to Exchange dated October 31, 1995 and in the related Letter of Transmittal, copies of which are attached hereto as Exhibits A and B, respectively, and which together, as they may be amended from time to time,
constitute the "Offer".   The Cash Payment, the New  Debentures and the 0.769505
shares of Common Stock are collectively referred to as the "Purchase Price."
     The Company hereby appoints  First Fidelity Bank, N.A. to act as Depositary
in connection  with the Offer.   References hereinafter to "you"  shall refer to
First Fidelity Bank, N.A.
     The Offer was commenced by the Company on October 31, 1995. The Letter of Transmittal (which is addressed to you) that accompanies the Offer to Exchange is to be used by the Debtholders to accept the Offer, and contains instructions with respect to the delivery of Debentures tendered.
     The Offer shall expire at 12:00 Midnight, New York City time on November 29, 1995 (the "Initial Expiration Date"), or at any subsequent date or time to
which  the Company  may extend the  Offer.   The Offeror  expressly reserves the
right to extend the Offer from time to time and may extend the Offer by giving notice (confirmed in writing) to you before 9:00 A.M., New York City time, on
the  business day  following the scheduled  expiration date.   The  later of the
Initial Expiration Date or the latest time and date to which the Offer may be so extended is hereinafter referred to as the "Exchange Expiration Date".
     The Company is also soliciting (the "Solicitation") from each Debtholder, as of the close of business on October 27, 1995 (the "Record Date"), acceptances (the "Plan Acceptances") of a prepackaged plan of reorganization (the "Plan") of the Company, a copy of which are attached hereto as Exhibit C, pursuant to which the Debentures will be exchanged for consideration substantially equivalent to the Purchase Price under the Offer to Exchange in the event the Offer to
Exchange is not consummated.    The solicitation of acceptances for  the Plan is
being made, and may only be made, pursuant to the Solicitation and Disclosure Statement For Prepackaged Plan of Reorganization (the "Disclosure Statement") issued by the Company dated October 31, 1995, a copy of which is attached hereto as Exhibit D.
     If the Offer to Exchange is not consummated but the requisite Plan Acceptances are obtained, the Company currently intends to commence promptly a case under chapter 11 ("Chapter 11") of title 11 of the United States Code (the "Bankruptcy Code") and the rules and regulations promulgated thereunder and to use such Plan Acceptances to obtain confirmation of the Plan by a United States Bankruptcy Court of competent jurisdiction.
     The expiration date for the Solicitation (the "Solicitation Expiration Date") is 12:00 Midnight New York time, on November 29, 1995, unless extended by the Company. Debtholders who are owners of the Debentures on the Record Date or their authorized signatories are eligible to vote on the Plan. Debtholders who purchased Debentures or whose purchase is registered after the Record Date and who wish to vote on the Plan must arrange with their seller to receive a proxy from the Debtholder of record on the Record Date.
     The Company hereby further appoints First Fidelity Bank, N.A. to act as Depositary in connection with the Solicitation.
     A. In carrying out your duties as Depositary, with respect to the Offer to Exchange, you are to act in accordance with the following instructions:
          1. You will establish and maintain an account in respect of the Debentures at The Depository Trust Company ("DTC"), the Midwest Security Trust Company ("MSTC") and the Philadelphia Depository Trust Company ("PDTC"), in connection with the Offer, in accordance with Rule 17Ad-14 under the Securities
Exchange  Act  of  1934,  as  amended.   Any  financial  institution  that  is a
participant in the DTC, MSTC or PDTC system may make book-entry transfer of the Debentures by causing DTC, MSTC, or PDTC to transfer such Debentures into the account maintained by you pursuant to this paragraph, in accordance with DTC's, MSTC's or PDTC's procedure for such transfer, and you may effect a withdrawal of
Debentures  through such  account  by book-entry  movement.   However,  although
delivery of Debentures may be effected through book-entry transfer at DTC, MSTC or PDTC, the Letter of Transmittal or the Notice of Guaranteed Delivery (or facsimile thereof) with any required signature guarantees and any other documents must, in any case, be received by you prior to the Exchange Expiration Date in order for Debentures to be properly tendered.
          2.    You are  to  examine  each of  the  Letters  of Transmittal  and
Debentures and any other documents delivered or mailed to you by or for Debtholders before the Exchange Expiration Date to ascertain whether (i) the Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with instructions set forth therein and (ii) the Debentures otherwise have been properly tendered. In each case where the Letter of Transmittal or any other document has been improperly completed or executed or any of the Debentures are not in proper form for transfer or some other irregularity in connection with the acceptance of the Offer exists, you will make a reasonable attempt to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be necessary or advisable to cause such irregularity to be corrected.
          3. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Debentures will be determined by the Company in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any Debentures not in appropriate form or the acceptance of which, in the opinion of counsel for the Company, would be unlawful. With the approval of an authorized officer of the Company (such approval, if given orally, to be confirmed in writing by one of the Officers of the Company set forth on Exhibit
E), or any other party designated by such an officer, you are authorized to waive any irregularities in connection with any tender pursuant to the Offer.
          4. Tenders of Debentures may be made only as set forth in Section 2 of the Offer to Exchange, and Debentures shall be considered properly tendered to you only when:
          (a) Debentures (whether physically delivered or delivered pursuant to the procedure for book-entry transfer set forth in Section 2 of the Offer to Exchange, in which latter case confirmation of receipt of such tendered Debentures must be received by you) are covered by a properly completed and duly executed Letter of Transmittal received by you (together with any other required documents) prior to the Exchange Expiration Date, or by an appropriate Notice of Guaranteed Delivery from an Eligible Institution received by you in accordance with Section 2 of the Offer to Exchange prior to the Exchange Expiration Date. For the purposes of these instructions: an "Eligible Institution" shall be a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States; and "an appropriate notice of Guaranteed Delivery" shall be a Notice of Guaranteed Delivery substantially in the form attached hereto as Exhibit F, which is either delivered to you or transmitted to you by telegram, telex, facsimile transmission or letter;
          (b) Debentures (together with any other required documents) are received by you, or you have received confirmation of receipt of such Debentures pursuant to the book-entry transfer procedures set forth in
     Section 2 of the Offer to Exchange, prior to the Exchange Expiration Date or, in the case of an appropriate Notice of Guaranteed Delivery, along with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of such Notice of Guaranteed Delivery; and
          (c) the adequacy of the items relating to Debentures and the related Letter of Transmittal has been favorably passed upon as provided above.
          Notwithstanding the provisions of this paragraph 4, Debentures which the Offeror shall approve as having been properly tendered shall be considered to be properly tendered.
          A tender made on the basis of an appropriate Notice of Guaranteed Delivery will not be considered to have been properly made unless all of Debentures covered thereby have been deposited (either physically or pursuant to book-entry transfer) within the time periods provided in this paragraph 4 and
Section 2 of the Offer to Exchange; and when all such Debentures have been so delivered and all other requirements in this paragraph 4 and Section 2 of the Offer to Exchange have been complied with, the tender will be deemed effected at the time of receipt by you of the Letter of Transmittal or appropriate Notice of Guaranteed Delivery as the case may be, provided for in such Section 2 and this paragraph 4.
          5. You shall advise the Company with respect to Debentures received subsequent to the Exchange Expiration Date and accept its instructions with respect to disposition of such Debentures.
          6.  You shall accept tenders:
          (a) in cases where the Debentures are registered in two or more names only if signed by all named holders.
          (b) signed by persons acting in a fiduciary or representative capacity only if such capacity is shown on the Letter of Transmittal and proper evidence of their authority to so act is submitted.
          (c) from persons other than the registered Debtholder only if the Debentures are properly endorsed or accompanied by an appropriate allonge, with signatures on such Debentures or allonge being guaranteed by an Eligible Institution.
          You shall accept partial tenders of Debentures where so indicated in the Letter of Transmittal and shall deliver new Debentures to the transfer agent for the split-up and the return of untendered Debentures to the person who deposited them as promptly as practicable.
          7. The Company will purchase Debentures duly tendered on the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal. Upon acceptance by the Company of Debentures, you shall notify the Company of the number of certificates to be issued, and the names in which those securities are to be issued. The Company shall cause such certificates to be issued to you. Upon receipt of such certificates, and in exchange for the Debentures, you shall forward certificates for Common Stock (at the rate of
 .769505 shares for each $1.00 in principal amount of Debentures), you shall issue checks for the Cash Payment on behalf of the Company as soon as practicable, and issue the New Debentures in accordance with the Offer to Exchange; provided, however, that in all cases, payment for Debentures tendered and exchanged pursuant to the Offer will be made only after timely receipt by you of: (i) Debentures (or timely confirmation of a book-entry transfer of such Debentures into your account at DTC, MSTC, or PDTC), (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and (iii) any other required documents. Immediately available funds will be deposited with you on the day checks are mailed or delivered by you. After such payment, you shall promptly present the Debentures, and any applicable transfer taxes (to be furnished pursuant to Section A paragraph 11 of this Agreement).
          8.   Debentures tendered pursuant to the Offer are irrevocable, except
as set  forth in Section  3 of the  Offer to Exchange.   You are  authorized and
directed to return to any person tendering Debentures, without expense to such person, any Debentures tendered by such person but withdrawn pursuant to Section 3 of the Offer to Exchange and such withdrawn Debentures shall no longer be considered to be validly tendered.
          9. The Company shall not be required to exchange any Debentures tendered if there shall occur any of the events set forth in Section 5 of the Offer to Exchange or if any of the other conditions set forth in the Offer are not met. Notice of any decision by the Company not to Exchange any Debentures tendered shall be given (and confirmed in writing) by the Company to you.
          10. All Common Stock certificates, all New Debentures, all checks or drafts issued in exchange for the Debentures shall be forwarded by (a) first-class mail under a blanket surety bond protecting you and the Company from loss or liability arising out of the non-receipt or non-delivery of such checks, drafts and certificates or (b) by registered mail insured separately for the replacement value of each of such checks, drafts and certificates.
          11. You shall deliver or cause to be delivered in a timely manner to each governmental authority to which any transfer taxes are payable in respect of the transfer of Debentures to the Company your check in the amount of all transfer taxes so payable, and the Company shall reimburse you for the amount of any and all transfer taxes payable in respect of the transfer of Debentures to the Company; provided, however, that you shall use your best efforts to obtain any refund to which the Company is entitled and that you shall reimburse the Company for amounts refunded to you in respect of your payment of any such transfer taxes, at the time such refund is received by you.
          12. Letters of Transmittal and Notices of Guaranteed Delivery submitted in lieu thereof pursuant to Section 2 of the Offer to Exchange shall be stamped by you as to the date, and, after the expiration of the Offer, the time, of receipt thereof and shall be preserved by you for a period of time at least equal to the periods of time your preserve other records pertaining to the transfer of securities. You shall dispose of unused Letters of Transmittal and
other  surplus materials by  returning them to  the Company.   You shall deliver
cancelled Debentures to the Company.
          13. You hereby expressly waive any lien, encumbrance or right of set-off whatsoever that you may have with respect to funds deposited with you for the Exchange of Debentures and the payment of transfer taxes by reason of amounts, if any, owed to you by the Company or any of its subsidiaries or affiliates.
          14.   You shall arrange to comply  with all requirements under the tax
laws  of  the   United  States,   including  those  relating   to  missing   Tax
Identification Numbers, and shall file form 1099B with respect to the Cash Payment with the Internal Revenue Service. The Company understands that you are required to deduct 20% on payments to holders who have not supplied their
correct  Taxpayer Identification  Number or  the required  certification.   Such
funds will be turned over to the Internal Revenue Service.
     B. In carrying out your duties as Depositary, with respect to the Solicitation, you are to act in accordance with the following instructions:
          1. You are to examine each of the Ballots and any other documents delivered or mailed to you by or for Debtholders before the Solicitation Expiration Date to ascertain whether (i) the Ballots and any such other
documents  are   duly  executed  and  properly  completed   in  accordance  with
instructions set forth therein and (ii) the Ballots otherwise have been properly
delivered.   In  each case  where  the Ballots  or any  other document  has been improperly completed, executed or delivered or any of the Ballots are not in proper form or some other irregularity in connection with the vote, you will make a reasonable attempt to inform the Debtholder of the need for fulfillment of all requirements and to take any other action as may be necessary or advisable to cause such irregularity to be corrected.
          2. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Ballot will be determined by the Company
in its  sole discretion, whose  determination shall be  final and binding.   The
Company reserves the absolute right to reject any and all Ballots not in appropriate form or the acceptance of which, in the opinion of counsel for the
Company, would be unlawful.   With the approval of an authorized officer  of the
Company (such approval, if given orally, to be confirmed in writing by one of the Officers of the Company set forth on Exhibit E), or any other party designated by such an officer, you are authorized to waive any irregularities in connection with any Ballot.
          3. Votes may be only cast as set forth in the Disclosure Statement. All Debtholders as of the Record Date whether or not they tender their Debentures in the Offer to Exchange, should vote to accept or reject the Plan. Only the Debtholders who vote will be counted for purposes of determining
whether  the  Plan has  been  accepted.   Failure  of  a Debtholder  to  vote in
accordance with the  procedures described  in the Disclosure  Statement will  be
deemed to  be an abstention.   Abstentions will not  be counted as  votes for or
against the Plan.
     Any Debtholder holding Debentures on the Record Date through a brokerage firm, commercial bank, trust company or other nominee (a "Nominee") must vote by completing a Ballot and returning it to the Nominee early enough to permit such Nominee to transcribe the information onto a Master Ballot and return the Master Ballot to the Solicitation Agent provided for in the Solicitation before the Solicitation Expiration Date.
     Any Debtholder who has voted on the Plan may: (i) change its vote by delivering a subsequent properly completed Ballot in accordance with the procedures described in the Disclosure Statement; or (ii) withdraw its vote by delivering a written notice of revocation to the Solicitation Agent (or, if the Debentures are held by a Nominee, to the Nominee so that the Nominee may deliver such notice of revocation to the Solicitation Agent), so that the Solicitation Agent receives such notice prior to the earlier of the Solicitation Expiration Date or the commencement by the Company of a case under Chapter 11 of the Bankruptcy Code.
          4. You shall advise the Company with respect to Ballots received subsequent to the Solicitation Expiration Date and accept its instructions with respect to disposition of such Ballots.
     C. In carrying out your duties as Depositary, with respect to the Offer to Exchange and the Solicitation, you are to act in accordance with the following instructions:
          1.  As Depositary hereunder you:
          (a) shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to by you and the Company;
          (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any Debentures thereby deposited with you pursuant to the Offer, and will not be required to and will make no representation as to the validity, value or genuineness of the Offer or the Plan;
          (c) shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability, unless you shall have been furnished with reasonable indemnity;
          (d)   may reasonably  rely  on and  shall be  protected  in acting  in
     reliance   upon  any  certificate,  instrument,  opinion,  notice,  letter, telegram, or other document or security delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;
          (e) may act upon any tender, statement, request, consent, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith reasonably believe to be genuine or to have been signed or represented by a proper person or persons;
          (f) may rely on and shall be protected in acting upon written or oral instructions from any Vice President or more senior officer of the Company;
          (g) may consult counsel satisfactory to you with respect to any questions relating to your duties and responsibilities and the opinion of such counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by you hereunder in good faith and in accordance with the opinion of such counsel;
          (h) shall not advise any person tendering Debentures pursuant to the Offer as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any Debentures; and
          (i) shall not advise any person voting pursuant to the Solicitation as to the wisdom of making such vote.
          2. If a Debtholder, broker, dealer, commercial bank or trust company contacts you requesting additional copies of the Offer to Exchange, Letter of Transmittal, Notice of Guaranteed Delivery, the Plan or Disclosure Statement you shall refer such Debtholder, broker, dealer, commercial bank or trust company to:
                    Georgeson & Company Inc.
                    Wall Street Plaza
                    New York, NY 10005
                    Attn: Alan Miller
                                  Managing Director
                    Telephone:  (212) 440-9800
                    Fascimile:  (212) 440-9009

          3. You are authorized to cooperate with and to furnish information to any organization (and its representatives) designated from time to time by the Company in any manner reasonably requested by it in connection with the Offer and any tenders thereunder, or the Solicitation.
          4.   At, or as  promptly as practicable  following, the close  of each business day from the earlier of the commencement of the Offer or the commencement of the Solicitation to the later of the Exchange Expiration Date or the Solicitation Expiration Date, you will give telephonic notice (confirmed in writing as promptly as practicable) of the information set forth on the form of Daily Report, attached to this letter as Exhibit G, to:
               Richard Bauman
               Chief Financial Officer
               Pacific International Services Corp.
               1600 Kapiolani Blvd.
               Suite 825
               Honolulu, Hawaii  96814
               (808) 926-4242
               Facsimile (808) 926-4255

In addition, you will also inform, and cooperate in making available to, the aforementioned person upon oral request made from time to time prior to the later of either the Exchange Expiration Date or the Solicitation Expiration Date of such other information as he may reasonably request. Such cooperation shall include, without limitation, the granting by you to the Company, the person listed in the preceding sentence and such other persons as they may request, of access to those persons on your staff who are responsible for (A) receiving tenders, in order to ensure that immediately prior to the Initial Expiration Date and each other Exchange Expiration Date, if any, the Company shall have received information in sufficient detail to enable it to decide whether to extend the Offer; and (B) receiving Ballots, in order to ensure that immediately prior to the Solicitation Expiration Date, the Company shall have received information in sufficient detail to enable it to decide whether the Plan was accepted. You shall prepare a final list of (A) all persons whose tenders were accepted, the principal amount of Debentures tendered and the amount accepted, and (B) all persons who accepted the Plan, and shall deliver said lists to Richard Bauman of the Company.
          5.   For  services  rendered as  Depositary  hereunder, you  shall  be entitled to compensation of TEN THOUSAND DOLLARS ($10,000) which shall be payable on the date hereof.
          6. You hereby acknowledge receipt of the Offer to Exchange, the Letter of Transmittal, the Plan and the Disclosure Statement and further acknowledge that you have examined each of them. Any inconsistency between this Agreement, on the one hand, and the Offer to Exchange, the Letter of Transmittal, the Plan and the Disclosure Statement (as they may be amended from time to time), on the other hand, shall be resolved in favor of the latter two documents, except with respect of the duties, liabilities and indemnification of you as Depositary.
          7. The Company covenants and agrees to indemnify and hold you harmless against any loss, liability, cost or expense (including attorneys'
fees) incurred without negligence, misconduct or bad faith on your part arising out of or in connection with any act, omission, delay or refusal made by you in reasonable reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction, or other instrument or document believed by you in good faith to be valid, genuine and sufficient, and in accepting any tender or effecting any transfer of Debentures believed by you in good faith to be authorized, and in delaying or refusing in good faith to accept any tenders or effect any transfer of Debentures, and in delaying or refusing in good faith to accept any Ballots. In no case shall the Company be liable under this indemnity with respect to any claim against you unless the Company shall be notified by you, by letter or cable or by telex confirmed by letter, of the written assertion of a claim against you or of any other action commenced against you, promptly after you shall have received any such written assertion or shall have been served with a summons in connection therewith. The Company shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company shall assume the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by you, so long as the Company shall retain counsel reasonably satisfactory to you to defend such suit.
          8. THIS AGREEMENT AND YOUR APPOINTMENT AS DEPOSITARY HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, AND SHALL INURE TO THE BENEFIT OF, AND THE OBLIGATIONS CREATED HEREBY SHALL BE BINDING UPON, THE SUCCESSORS AND ASSIGNS OF EACH OF THE PARTIES HERETO.
          Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                              Very truly yours,

                              PACIFIC INTERNATIONAL SERVICES CORP.



                              By:  /s/ Alan M. Robin
                                         Alan M. Robin

Accepted as of the date
first above written.

FIRST FIDELITY BANK, N.A.


By:   /s/ John Hughes
Title: Vice President



                     [Exhibits Excluded from Conformed Copy]